UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(d OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): JULY 1, 1997

                             EQUALNET HOLDING CORP.
               (Exact name of registrant as specified in charter)

          TEXAS                       0-25482                   76-0457803
(State of Incorporation)       (Commission File No.)         (I.R.S. Employer
                                                            Identification No.)

     1250 WOOD BRANCH PARK DRIVE
           HOUSTON, TEXAS                                          77079
(Address of Principal Executive Offices)                         (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 281/529-4600
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ITEM 5.  OTHER EVENTS

PRESS RELEASE

      On July 2, 1997, EqualNet Holding Corp. (the "Company") and Cherry Communications Inc. ("Cherry") jointly issued a press release announcing a proposed business combination.

      The Company and Cherry announced that they have entered into a letter of intent to combine the two companies, subject to negotiation and execution of a definitive agreement. Cherry is a privately-held, switch-based long distance provider with domestic and international operations. The proposed business combination is expected to be structured as a merger and will result in the shareholders of Cherry receiving in exchange for their shares approximately 91 percent of the combined company. Shareholders of the Company will retain the remaining nine percent.

      The press release stated that upon completion of the proposed combination, the resulting company will be renamed Cherry Holding Corp. The Company expects to complete the transaction during the fourth quarter of calendar 1997.

      A copy of the Company's press release dated July 2, 1997 which describes the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CAUTIONARY STATEMENTS

      THE COMPANY'S EXPECTATIONS WITH RESPECT TO OPERATING RESULTS AND OTHER MATTERS DESCRIBED IN THE FOREGOING PARAGRAPHS, THE PRESS RELEASE FILED AS AN EXHIBIT TO THIS REPORT AND OTHERWISE EMBODIED IN ORAL AND WRITTEN FORWARD LOOKING STATEMENTS ARE SUBJECT TO THE FOLLOWING RISKS AND UNCERTAINTIES THAT MUST BE CONSIDERED WHEN EVALUATING THE LIKELIHOOD OF THE COMPANY'S REALIZATION OF SUCH EXPECTATIONS:


      UNCERTAINTY OF BUSINESS COMBINATION; REGULATORY APPROVALS - The proposed business combination between the Company and Cherry is subject to a number of contingencies, including the ability of the parties to reach a mutually agreeable definitive agreement and approval of the shareholders of the Company. There can be no assurance that the parties will be able to reach such an agreement or that the shareholders of the Company will approve any such agreement. The proposed business combination is also subject to regulatory approvals at the federal and state levels. There can be no assurance that the Company and Cherry will be able to obtain such approvals. See "--Relationships With State Regulatory Agencies".

      NO ASSURANCE OF ADDITIONAL NECESSARY CAPITAL - The Company continues to pursue financing of between $1.0 million and $3.0 million in debt or equity in addition to the sale of securities described in Item 9 of this Current Report. If the proposed business

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   combination between the Company and Cherry is consummated, the Company intends to seek these additional funds as part of a larger refinancing for the combined company. If the proposed business combination is not consummated, or if the Company is unable to obtain funds sufficient to meet its liquidity needs, it will be necessary to seek an alliance with a strategic partner other than Cherry or, in the event no such strategic alliance is accomplished, the Company may be required to seek protection under United States bankruptcy laws.

      ATTRITION RATES - In the event that the Company experiences attrition rates in excess of those anticipated either as a result of increased provisioning times by its underlying carrier, the purchase of poorly performing traffic, or the inability to properly manage the existing customer base due to difficulties with the NetBase system, additional charges that affect earnings may be incurred.

      DEPENDENCE ON INDEPENDENT MARKETING AGENTS - The Company has a small internal sales force and obtains a significant majority of its new customers from independent marketing agents ("Agents"). The Company's near-term ability to expand its business depends upon whether it can continue to maintain favorable relationships with existing Agents and recruit and establish new relationships with additional Agents. No assurances can be made as to the willingness of the existing Agents to continue to provide new orders to the Company or as to the Company's ability to attract and establish relationships with new Agents.

      INABILITY TO COLLECT ACCOUNTS RECEIVABLE - Although the Company's bad debt rate has improved somewhat in recent months, if it were not to continue to improve or revert to the fiscal 1996 rate, either as a result of the purchase of poorly performing traffic or the inability of the Company to properly manage existing customer receivables, additional charges may be incurred that would affect earnings. In addition, the inability to collect past due receivables could have a material adverse impact upon the Company's liquidity and cash flow.

      DEPENDENCE ON AT&T AND OTHER FACILITIES-BASED CARRIERS - The Company does not own transmission facilities and currently depends primarily upon AT&T and, to a lesser extent, upon Sprint, through its contract with The Furst Group, to provide the telecommunications services that it resells to its customers and the detailed information upon which it bases its customer billings. The Company's near-term ability to expand its business depends upon whether it can continue to maintain favorable relationships with AT&T and Sprint. Although the Company believes that its relations with AT&T and Sprint are good and should remain so with continued compliance with contract and payment terms, the termination of the Company's current contracts with either AT&T or Sprint or the loss of the telecommunications services that the Company receives from AT&T or Sprint could have a material adverse effect on the Company's results of operations and financial condition.

      CARRIER COMMITMENTS - The Company has significant commitments with its primary carrier to resell long distance services. The Company's contract with its carrier contains clauses that could materially and adversely impact the Company should the Company

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   incur a shortfall in meeting its commitments. Although the Company has from time to time failed to meet its commitment levels under a particular contract and in each case been able to negotiate a settlement with the carrier which resulted in no penalty being incurred by the Company, there can be no assurances that the Company will be able to reach similar favorable settlements with its carriers in the event that the Company should continue to fail to meet its commitments.

      In recent years, AT&T, MCI Communications Corporation ("MCI") and Sprint have consistently followed one another in pricing their long distance products. If MCI and Sprint were to lower their rates for long distance service and AT&T did not adopt a similar price reduction, adverse customer reaction could affect the Company's ability to meet its commitments under the AT&T contract, which could have a material adverse affect on the Company's financial position and results of operations.

      RELATIONSHIPS WITH STATE REGULATORY AGENCIES - The Company's intrastate long distance telecommunications operations are subject to various state laws and regulations, including prior certification, notification or registration requirements. The Company must generally obtain and maintain certificates of public convenience and necessity from regulatory authorities in most states in which it offers service. The Company is presently responding to consumer protection inquiries from eleven states. Management believes these inquiries will be resolved satisfactorily, although settlement offers may be made or accepted in instances in which it is determined to be cost effective. During the year ended June 30, 1996, the Company recorded an accrual of $250,000 for such estimated settlements. No assurances can be made however, that additional states will not begin inquiries or that the current accrual will be sufficient to provide for existing or future settlements. Failure to resolve inquiries satisfactorily or reach a settlement with the regulatory agencies could, in the extreme, result in the inability of the Company to provide long distance service in the jurisdiction requiring regulatory certification. Any failure to maintain proper certification in jurisdictions in which the Company provides a significant amount of intrastate long distance service could have a material adverse effect on the Company's business.

      DEFERRED INCOME TAXES - The Company had deferred tax assets totaling $3.0 million at March 31, 1997. Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", allows for the recognition of deferred tax assets by considering, among other things, the ability of the Company to generate future taxable income. A valuation allowance is required to reduce tax assets to their expected realizability if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Statement 109 explicitly provides that reaching a conclusion that a valuation allowance is not required is difficult when there is negative evidence such as cumulative losses in recent years. It is anticipated that the Company will be in a cumulative loss position at June 30, 1997. Accordingly, sufficient positive evidence of the ability to generate future taxable income will be required to counteract negative evidence, the cumulative losses, in order to support a conclusion that a valuation allowance for the full amount of the recorded deferred tax assets is not required.

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      VOLATILITY OF SECURITIES PRICES - Historically, the market price of the
   Common Stock has been highly volatile. During the last two quarters of fiscal 1996 and throughout fiscal 1997, the closing market price for the Common Stock as reported by The Nasdaq Stock Market has ranged from a high of $10 per share to a low of $ 5/8 per share. There can be no assurance that the market price of the Common Stock will remain at any level for any period of time or that it will increase or decrease to any level. Changes in the market price of the Common Stock may bear no relation to EqualNet's actual operational or financial results.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (c)  EXHIBITS.

   The following documents are filed as exhibits to this report in accordance with Item 601 of Regulation S-K.

   99.1        Press release of EqualNet Holding Corp. dated July 2, 1997.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      On July 1, 1997, the Company sold 508,968 shares (the "Securities") of the Company's common stock, par value $.01 per share, to Lexus Commercial Enterprises, Ltd. (the "Purchaser") for $2.063 per share, for an aggregate purchase price of $1,050,000 (the "Purchase Price"). The Purchase Price was paid by a secured promissory note made payable to the order of the Company in an aggregate principal amount of the Purchase Price (the "Note"). The Note is secured by a pledge of the Securities and bears interest at an annual rate equal to 8%.

      The Company believes that the offering and sale of the Securities is exempt from registration under section 4(2) of the Securities Act of 1933 (the "Act") and under Regulations D and S promulgated thereunder.

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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EQUALNET HOLDING CORP.

Dated: July 9, 1997                 By: /s/ MICHAEL L. HLINAK
                                            Michael L. Hlinak
                                            Chief Operating Officer
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                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                            EXHIBIT
   -------                           -------
    99.1            Press release of EqualNet Holding Corp. dated July 2, 1997.

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